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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Huttig Building Products, Inc. on Form S-8 of our report dated January 22, 2001, appearing in the Annual Report on Form 10-K of Huttig Building Products, Inc. for the fiscal year ended December 31, 2000.



/s/ Deloitte & Touche LLP

St. Louis, Missouri
January 24, 2002